Exhibit 4.1

AMENDMENT NO. 5
TO
POST-PETITION LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 5 TO POST-PETITION LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of July 28, 2006, among the Lenders, BANK OF AMERICA, N.A., as agent for the Lenders (the “Agent”), W. R. GRACE & CO. (the “Company”) and the Subsidiaries of W. R. Grace & Co. parties hereto (collectively, the “Borrowers”).

WHEREAS, the parties hereto are parties to a Post-Petition Loan and Security Agreement dated as of April 1, 2001 (as previously amended, the “Loan Agreement”); and

WHEREAS, the parties hereto desire to amend the Loan Agreement as herein set forth:

NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and in the Loan Agreement, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                                     Amendments.  Annex A to the Loan Agreement is hereby amended by amending and restating in its entirety the following definition:

“Adjusted Core EBITDA”  means the sum, without duplication, of (a) net sales from Core Operations, minus (b) Total Core Costs, plus (c) interest and royalties received in cash, plus (d) depreciation and amortization relating to the Core Operations, plus (e) up to $20,000,000 of dividends received, in the aggregate, by any of the Borrowers from any Subsidiary which is not organized under the laws of the United States of America or a political subdivision thereof and received after July 28 , 2006 and prior to the Termination Date.

2.                                                     Representations and Warranties of Each Borrower.  Each Borrower represents and warrants that the execution, delivery and performance by each Borrower of this Amendment has been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.                                                     Conditions.  This Amendment shall be effective upon satisfaction of the following conditions precedent:

(i)            This Amendment shall have been executed and delivered by each party hereto; and

(ii)           The Agent shall have received a certificate from the chief financial officer of the Company certifying that (i) immediately before and after giving effect to this Amendment, all representations and warranties made hereunder, in the Loan Agreement and in the other Loan Documents shall be true and correct as if made on the date hereof, (ii) the Borrowers have performed and complied with all covenants, agreements and conditions contained herein which are required to be performed or complied with by the Borrowers on or before the date hereof and (iii) no Default or Event of Default shall have occurred and be continuing after giving effect to this Amendment.

4.                                       Reference to and Effect Upon the Loan Agreement.

(a)           Except as specifically amended above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)           Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

5.                                       Defined Terms.  Except as otherwise defined herein, all defined terms herein shall have the meanings ascribed thereto in the Loan Agreement.

6.                                       Governing Law.  THIS AMENDMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK TO THE EXTENT NOT PREEMPTED BY FEDERAL BANKRUPTCY LAWS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

7.                                       Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8.                                       Severability.  If any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

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9.                                       Acceptance of Signatures.  The parties agree that this Amendment will be considered signed when the signature of a party is delivered by facsimile or electronic mail transmission. Such facsimile or electronic mail signature shall be treated in all respects as having the same effect as an original signature.

I0.                                   Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

(Signature Pages Follow)

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BANK OF AMERICA, N.A.,
as Agent and Lender

By:	/s/ Edmundo Kahn
Name:	Edmundo Kahn
Title:	Vice-President

BORROWERS:

W. R. Grace & Co.
A-1 Bit & Tool Co., Inc.
Alewife Boston Ltd.
Alewife Land Corporation
Amicon, Inc.
CB Biomedical, Inc.
CCHP, Inc.
Coalgrace, Inc.
Coalgrace II, Inc.
Creative Food ‘N Fun Company
Darex Puerto Rico, Inc.
Del Taco Restaurants, Inc.
Ecarg, Inc.
Five Alewife Boston Ltd.
G C Limited Partners I, Inc.
G C Management, Inc.
GEC Management Corporation
GN Holdings, Inc.
GPC Thomasville Corp.
Gloucester New Communities Company, Inc.
Grace A-B Inc.
Grace A-B II Inc.
Grace Chemical Company of Cuba
Grace Culinary Systems, Inc.
Grace Drilling Company
Grace Energy Corporation
Grace Environmental, Inc.
Grace Europe, Inc.
Grace H-G Inc.
Grace H-G II Inc.

[Signature Page to Amendment No. 5 to
Post-Petition Loan and Security Agreement]

Grace Hotel Services Corporation
Grace International Holdings, Inc.
Grace Offshore Company
Grace PAR Corporation
Grace Petroleum Libya Incorporated
Grace Tarpon Investors, Inc.
Grace Ventures Corp.
Grace Washington, Inc.
W. R. Grace Capital Corporation
W. R. Grace & Co.-Conn.
W. R. Grace Land Corporation
Gracoal, Inc.
Gracoal II, Inc.
Guanica-Caribe Land Development Corporation
Hanover Square Corporation
Homco International, Inc.
Kootenai Development Company
L B Realty, Inc.
Litigation Management, Inc.
Monolith Enterprises, Incorporated
Monroe Street, Inc.
MRA Holdings Corp.
MRA Intermedco, Inc.
MRA Staffing Systems, Inc.
Remedium Group, Inc.
Southern Oil, Resin & Fiberglass, Inc.
Water Street Corporation, each as a Debtor and a
Debtor-in-Possession

By:	/s/ Robert M. Tarola
Its Duly Authorized Signatory

[Signature Page to Amendment No. 5 to
Post-Petition Loan and Security Agreement]

CC Partners, as a Debtor and Debtor-in-
Possession

By:	MRA Staffing Systems, Inc., a General
Partner

	By:	/s/ Robert M. Tarola

Its:

By:	CCHP, Inc., a General Partner

	By:	/s/ Robert M. Tarola

Its:

Axial Basin Ranch Company, as a Debtor and
Debtor-in-Possession

By:	Grace A-B II, Inc., a General Partner

	By:	/s/ Robert M. Tarola

Its:

By:		Grace A-B, Inc., a General Partner

	By:	/s/ Robert M. Tarola

Its:

Hayden-Gulch West Coal Company, as a Debtor
and Debtor- in-Possession

By:		Grace H-G, Inc., a General Partner

	By:	/s/ Robert M. Tarola

Its:

[Signature Page to Amendment No. 5 to
Post-Petition Loan and Security Agreement]

By:	Grace H-G II, Inc., a General Partner

	By:	/s/ Robert M. Tarola

Its:

H-G Coal Company, as a Debtor and Debtor-in- Possession

By:	Coalgrace, Inc. a General Partner

	By:	/s/ Robert M. Tarola

Its:

By:	Coalgrace II, Inc., a General Partner

	By:	/s/ Robert M. Tarola

Its:

Dewey and Almy, LLC, as a Debtor and Debtor-
in-Possession

By:	W. R. Grace & Co.-Conn., its sole
member

	By:	/s/ Robert M. Tarola

Its:

[Signature Page to Amendment No. 5 to
Post-Petition Loan and Security Agreement]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Brian Conway
Title:	Vice President
Address:	70 East 55th Street, 14th Floor
New York, New York 10022
Attention: Brian Conway
Facsimile: (212) 303-0060

[Signature Page to Amendment No. 5 to
Post-Petition Loan and Security Agreement]

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Matthew DeFranco
Title:	AVP
	Address:	11 West 42nd Street
NY, New York 10036
	Attention:	Matthew DeFranco
	Facsimile:	(212) 461-7762

[Signature Page to Amendment No. 5 to
Post-Petition Loan and Security Agreement]

GE COMMERCIAL FINANCE LLC

By:	/s/ Rebecca A. Ford
Name:	Rebecca A. Ford
Title:	Duly Authorized Signatory
Address:	201 Merritt 7
Norwalk, CT 06856

[Signature Page to Amendment No. 5 to
Post-Petition Loan and Security Agreement]

GMAC COMMERCIAL FINANCE LLC
(successor by merger to GMAC Commercial
Credit LLC)

By:	/s/ Daniel Murray
Title:	First Vice President
Address:	1290 Avenue of the Americas
3rd Floor
New York, New York 10104
Attention: Daniel Murray
Facsimile: (212) 884-7088

[Signature Page to Amendment No. 5 to

Post-Petition Loan and Security Agreement]

AMSOUTH BANK

By:	/s/ Frank Marsicano
Title:	Attorney in Fact
Address:	350 Park Avenue
New York, New York 10022
	Attention:	Frank Marsicano
AmSouth Capital Corp.
Facsimile: (212) 935-7458

[Signature Page to Amendment No. 5 to

Post-Petition Loan and Security Agreement]